Exhibit 99.1

STONERIDGE REPORTS STRONG THIRD-QUARTER 2015 RESULTS

•	Earnings Per Share From Continuing Operations of $0.27 Extends Trend of Significant Improvement Compared with Adjusted Earnings Per Share of $0.16 in the Third Quarter of 2014
•	Full-Year 2015 Earnings Per Share Guidance Revised Upward
•	Debt Refinancing Reduces Interest Expense and Strengthens Balance Sheet
•	Electronics and PST Sales and Earnings Negatively Affected by Foreign Currency Movements, Although Sales Increased on a Local Currency Basis

WARREN, Ohio – November 3, 2015 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the third quarter ended September 30, 2015.

Third-quarter 2015 net sales were $162.1 million, a decrease of $8.3 million, or 4.9%, compared with $170.3 million for the third quarter of 2014. Third-quarter sales were negatively affected by $19.8 million from unfavorable foreign currency translation for Electronics and PST. On a constant currency basis, sales increased by $11.5 million or 6.7% (See Exhibit 2 for reconciliation of this non-GAAP financial measure.)

The Company’s Control Devices segment sales increased by $8.6 million, or 10.9%, compared with the third quarter of 2014. The sales increase in the Control Devices segment reflects continued strength in the passenger car market.

The Electronics segment sales decreased by $4.3 million, or 7.8%, compared with the third quarter of 2014. Electronics sales decreased by $4.3 million in the third quarter on a U.S. dollar basis as current-quarter net sales were negatively affected by approximately $6.6 million of foreign currency translation effects. On a constant currency basis, Electronics’ sales increased by 4.2% in the third quarter of 2015 compared with the third quarter of 2014, which reflects the continued strength in the European commercial vehicle market. (See Exhibit 2 for reconciliation of this non-GAAP financial measure.)

The Company’s PST business segment experienced a sales decrease of $12.7 million, or 34.3%, compared with the third quarter of 2014, due to unfavorable foreign currency exchange translation. The Brazilian Real depreciated 67.8% to the U.S. dollar, quarter-to-quarter, which reduced U.S. dollar reported sales for PST by approximately 35.6%, or $13.2 million. On a local currency basis, PST sales increased by 1.3% compared with the third quarter of 2014, despite being adversely affected by the continued deterioration of economic conditions in Brazil. (See Exhibit 2 for reconciliation of this non-GAAP financial measure.)

The earnings per diluted share from continuing operations attributable to Stoneridge, Inc. was $0.27 for the third quarter of 2015 compared with adjusted earnings per share of $0.16 in the third quarter of 2014. (See Exhibit 3 for a reconciliation of this non-GAAP financial measure.) The third-quarter 2014 net income from continuing operations attributable to Stoneridge, Inc. of $8.0 million, or $0.29 per diluted share, included income of $5.8 million, or $0.21 per diluted share, for a non-cash goodwill benefit for the PST business and a loss of ($0.9) million, or ($0.03) per diluted share, for debt extinguishment costs.

As of September 30, 2015, Stoneridge’s consolidated cash position was $29.3 million, a decrease of $13.7 million from December 31, 2014. Cash decreased due primarily to capital expenditures to facilitate new business programs, seasonal working capital increases and repayment of debt in Brazil. Stoneridge’s Debt to Adjusted EBITDA ratio improved to 2.4x compared with 3.1x in the third quarter of 2014. (See Exhibit 4 for a reconciliation of this non-GAAP financial measure.)

Jon DeGaynor, President and Chief Executive Officer, commented, “As has been the trend so far in 2015, our Control Devices and Electronics segments continued to perform well in the third quarter, although unfavorable foreign exchange rates are masking the underlying financial performance of Electronics. I am particularly proud of our management team at PST. In spite of severely unfavorable economic conditions, they have managed to turn an operating profit (excluding non-cash purchase accounting charges) in the third quarter and recognized a sales increase in local currency compared to prior year. They are also expected to generate a modest operating profit (excluding non-cash purchase accounting charges) in the fourth quarter. This is a direct result of PST’s management addressing sales opportunities in a tough market, adjusting prices to partially offset the Brazilian real devaluation, headcount reductions and other actions taken to size the cost structure of PST to match the lower market demand. PST is also reducing inventory and paying down debt. In spite of the negative trends of currency for the euro and real and the difficult economy in Brazil, Stoneridge continues to perform well. We are preparing the Company for a significant increase in sales in 2016 while we continue to drive financial and operational improvement in 2015.”

DeGaynor concluded, “I am pleased that the organization continues to respond to the challenges of the marketplace and those we measure against ourselves. We look forward to continuing the trend of improved financial performance as we execute our sales, earnings and cash flow growth strategies. As a result of our actions so far this year, we have raised our prior annual earnings per share guidance for 2015 to more clearly reflect our expected financial performance for the rest of the year.” (See Exhibit 1 for further information on our revised guidance).

Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2015 third-quarter results can be accessed at 10 a.m. Eastern time on Tuesday, November 3, 2015, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Warren, Ohio, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial vehicle, motorcycle, agricultural and off-highway vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in this release. Things that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss of a major customer; a significant volume change in automotive, commercial vehicle, motorcycle, off-highway vehicle and agricultural equipment production; disruption in the OEM supply chain due to bankruptcies; a significant change in general economic conditions in any of the various countries in which the Company operates; labor disruptions at the Company’s facilities or at any of the Company’s significant customers or suppliers; the ability of the Company’s suppliers to supply the Company with parts and components at competitive prices on a timely basis; customer acceptance of new products; and the failure to achieve successful integration of any acquired company or business. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company’s periodic filings with the Securities and Exchange Commission.

For more information, contact:

Kenneth A. Kure, Corporate Treasurer and Director of Finance

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands, except per share data)	2015	2014	2015	2014

Net sales	$162,057	$170,338	$490,171	$493,768

Costs and expenses:
Cost of goods sold	116,912	120,788	355,432	347,795
Selling, general and administrative	26,331	31,204	85,555	93,587
Design and development	9,867	10,389	29,696	31,916
Goodwill impairment	-	(5,802)	-	23,498

Operating income (loss)	8,947	13,759	19,488	(3,028)

Interest expense, net	1,747	5,057	4,683	15,059
Equity in earnings of investee	(160)	(205)	(492)	(587)
Loss on early extinguishment of debt	-	920	-	920
Other (income) expense, net	(83)	23	(343)	2,268

Income (loss) before income taxes from continuing operations	7,443	7,964	15,640	(20,688)

Provision (benefit) for income taxes from continuing operations	32	(1,174)	(202)	(790)

Income (loss) from continuing operations	7,411	9,138	15,842	(19,898)

Discontinued operations:
Income (loss) from discontinued operations, net of tax	-	(1,560)	-	86
Loss on disposal, net of tax	(113)	(6,548)	(226)	(7,781)

Loss from discontinued operations	(113)	(8,108)	(226)	(7,695)

Net income (loss)	7,298	1,030	15,616	(27,593)

Net income (loss) attributable to noncontrolling interest	(69)	1,160	(1,074)	(7,039)

Net income (loss) attributable to Stoneridge, Inc.	$7,367	$(130)	$16,690	$(20,554)

Earnings (loss) per share from continuing operations
attributable to Stoneridge, Inc.:
Basic	$0.27	$0.30	$0.62	$(0.48)
Diluted	$0.27	$0.29	$0.61	$(0.48)

Loss per share attributable to discontinued operations:
Basic	$(0.01)	$(0.30)	$(0.01)	$(0.28)
Diluted	$(0.01)	$(0.29)	$(0.01)	$(0.28)

Earnings (loss) per share attributable to Stoneridge, Inc.:
Basic	$0.26	$0.00	$0.61	$(0.76)
Diluted	$0.26	$0.00	$0.60	$(0.76)

Weighted-average shares outstanding:
Basic	27,444	26,954	27,299	26,914
Diluted	28,008	27,554	27,927	26,914

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(in thousands)	2015	2014
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$29,289	$43,021
Accounts receivable, less reserves of $1,057 and $2,017, respectively	112,595	105,102
Inventories, net	71,381	71,253
Prepaid expenses and other current assets	22,273	26,135
Total current assets	235,538	245,511

Long-term assets:
Property, plant and equipment, net	83,258	85,311
Other assets:
Intangible assets, net	35,833	56,637
Goodwill	1,000	1,078
Investments and other long-term assets, net	10,237	10,214
Total long-term assets	130,328	153,240
Total assets	$365,866	$398,751

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of debt	$17,913	$19,655
Accounts payable	59,012	58,593
Accrued expenses and other current liabilities	39,372	42,066
Total current liabilities	116,297	120,314

Long-term liabilities:
Revolving credit facility	100,000	100,000
Long-term debt, net	4,982	10,651
Deferred income taxes	41,261	50,006
Other long-term liabilities	3,404	3,974
Total long-term liabilities	149,647	164,631

Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized,
28,907 and 28,853 shares issued and 27,912 and 28,221 shares outstanding at
September 30, 2015 and December 31, 2014, respectively, with no stated value	-	-
Additional paid-in capital	198,090	192,892
Common Shares held in treasury, 995 and 632 shares at September 30, 2015
and December 31, 2014, respectively, at cost	(4,208)	(1,284)
Accumulated deficit	(38,189)	(54,879)
Accumulated other comprehensive loss	(70,044)	(45,473)
Total Stoneridge Inc. shareholders' equity	85,649	91,256
Noncontrolling interest	14,273	22,550
Total shareholders' equity	99,922	113,806
Total liabilities and shareholders' equity	$365,866	$398,751

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands)	2015	2014	2015	2014

Net income (loss)	$7,298	$1,030	$15,616	$(27,593)
Less: Income (loss) attributable to noncontrolling interest	(69)	1,160	(1,074)	(7,039)
Net income (loss) attributable to Stoneridge, Inc.	7,367	(130)	16,690	(20,554)

Other comprehensive loss, net of tax attributable to
Stoneridge, Inc.:
Foreign currency translation	(12,557)	(12,528)	(24,497)	(6,164)
Benefit plan liability tax adjustment	-	-	(45)	-
Unrealized loss on derivatives	(236)	(144)	(29)	(49)
Other comprehensive loss, net of tax attributable to
Stoneridge, Inc.	(12,793)	(12,672)	(24,571)	(6,213)

Comprehensive loss attributable to Stoneridge, Inc.	$(5,426)	$(12,802)	$(7,881)	$(26,767)

The Company has combined comprehensive loss from continuing operations and comprehensive loss from discontinued operations herein.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Nine months ended September 30 (in thousands)	2015	2014

OPERATING ACTIVITIES:
Net cash provided by (used for) operating activities	$17,133	$(846)

INVESTING ACTIVITIES:
Capital expenditures	(23,521)	(19,772)
Proceeds from sale of fixed assets	53	99
Change in restricted cash	-	(52,692)
Payment for working capital adjustment related to Wiring sale	(1,230)	-
Proceeds from sale of Wiring business	-	71,386
Business acquisition	(469)	(1,022)
Net cash used for investing activities	(25,167)	(2,001)

FINANCING ACTIVITIES:
Extinguishment of senior notes	-	(17,500)
Premium related to early extinguishment of senior notes	-	(525)
Proceeds from issuance of debt	19,116	20,462
Repayments of debt	(20,015)	(15,953)
Noncontrolling interest shareholder distribution	-	(1,083)
Other financing costs	(49)	(1,499)
Repurchase of Common Shares to satisfy employee tax withholding	(2,854)	(765)
Net cash used for financing activities	(3,802)	(16,863)

Effect of exchange rate changes on cash and cash equivalents	(1,896)	(2,165)

Net change in cash and cash equivalents	(13,732)	(21,875)

Cash and cash equivalents at beginning of period	43,021	62,825

Cash and cash equivalents at end of period	$29,289	$40,950

The Company has combined cash flows from continuing operations and cash flows from discontinued operations within the operating, investing and financing categories.

Exhibit 1

Existing Guidance				Revised Guidance

FX In Guidance		Full Year		Full Year			FX In Guidance
		2015					4Q15

USD / BRL	2.70	$667.0 - $687.0	Sales	$643.2	-	$652.2	USD / BRL	3.50

USD / MXN	14.64	28.0% - 30.0%	Gross Margin	27.4%	-	27.7%	USD / MXN	16.20

EUR / USD	1.13	4.0% - 6.0%	Operating Margin *	4.4%	-	4.5%	EUR / USD	1.11

USD / SEK	8.18	$0.77 - $0.92	Fully Dilluted EPS **	$0.86	-	$0.93	USD / SEK	8.50

* (excludes 2Q15 Non-cash CEO Retirement Expense $2.2 million)
** (excludes 2Q15 Non-cash CEO Retirement Expense $0.08 / diluted share)

Exhibit 2

Stoneridge, Inc.
Reconciliation of Sales to Constant Currency Adjusted Sales
Three months ended September 30, 2015 and 2014
(Unaudited)

			Increase /	Percent
	2015	2014	(Decrease)	Increase

Electronics Segment Sales As Reported	$50,688	$54,951	$(4,263)	(7.8)%

Plus: Constant Foreign Currency Translation Adjustment	6,575	-	6,575

Adjusted Electronics Segment Sales	$57,263	$54,951	$2,312	4.2%

PST Segment Sales As Reported	$24,339	$37,029	$(12,690)	(34.3)%

Plus: Constant Foreign Currency Translation Adjustment	13,182	-	13,182

Adjusted PST Segment Sales	$37,521	$37,029	$492	1.3%

Total Consolidated Sales As Reported	$162,057	$170,338	$(8,281)	(4.9)%

Plus: Constant Foreign Currency Translation Adjustment	19,757	-	19,757

Total Consolidated Constant Currency Adjusted Sales	$181,814	$170,338	$11,476	6.7%

Exhibit 3

Stoneridge, Inc.
Reconcilation of Earnings and Earnings Per Diluted Share to Adjusted Earnings and Earnings Per Share
Three months ended September 30, 2015 and 2014
(Unaudited)

	2015	2014	2015	2014

Income and Earnings Per Diluted Share from
Continuing Operations Attributable to Stoneridge, Inc.	$7,480	$7,978	$0.27	$0.29

Unusual Items - PST Goodwill Impairment and Debt Extinguishment Costs
PST Goodwill Impairment Adjustment	-	(5,802)	-	(0.21)
PST Goodwill Impairment Adjustment Attributable to
Noncontrolling Interest	-	1,274	-	0.05
Net PST Goodwill Impairment Attributable to Stoneridge, Inc.	$-	$(4,528)	$-	$(0.16)

Debt Extinguishment Costs	-	920	-	0.03

Total Adjustment for PST Goodwill Impairment and
Debt Extinguishment	-	(3,608)	-	$(0.13)

Adjusted Income and Earnings Per Diluted Share from
Continuing Operations Attributable to Stoneridge, Inc.	$7,480	$4,370	$0.27	$0.16

Exhibit 4

Stoneridge, Inc.
Reconciliation of Net Loss to Adjusted EBITDA from Continuing Operations
Twelve months ended September 30, 2015 and 2014
(Unaudited)

	2015	2014

Net loss	$(17,382)	$(27,272)
Interest expense, net	6,504	19,705
Equity in earnings of investees	(719)	(668)
Other (income) expense, net	(2,047)	3,235
Benefit for income taxes	(1,269)	(252)
Depreciation and amortization	23,941	29,994
Share-based compensation impact of CEO Retirement	2,225	-
Discontinued operations	1,918	10,862
Loss on extinguishment of debt	9,687	920
PST purchase accounting and goodwill impairment	27,519	23,087

Adjusted EBITDA from continuing operations	$50,377	$59,611

Total Debt	$122,895	$183,239
Total Debt / Adjusted EBITDA from continuing operations	$2.4	$3.1